EXHIBIT 21.1

FRONTIER OIL CORPORATION
LIST OF SUBSIDIARIES OF THE REGISTRANT

Frontier Oil Corporation (incorporated in Wyoming)

Wainoco Resources, Inc. (incorporated in Delaware),
a subsidiary of Frontier Oil Corporation.

Wainoco Oil & Gas Company (incorporated in Delaware),
a subsidiary of Wainoco Resources, Inc.

Frontier Holdings Inc. (incorporated in Delaware),
a subsidiary of Frontier Oil Corporation.

Frontier Refining & Marketing Inc. (incorporated in Delaware), a subsidiary of Frontier Holdings Inc.

Frontier Refining Inc. (incorporated in Delaware),
a subsidiary of Frontier Refining & Marketing Inc.

Frontier Oil and Refining Company (incorporated in Delaware), a subsidiary of Frontier Refining & Marketing Inc.

Frontier Pipeline Inc. (incorporated in Delaware),
a subsidiary of Frontier Refining & Marketing Inc.

Frontier El Dorado Refining Company (incorporated in Delaware), a subsidiary of Frontier Refining & Marketing Inc.